UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2022

HighPeak Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-235313	84-3533602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(Address of Principal Executive Offices) (Zip Code)
(817) 850-9200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2022 (the “Sixth Amendment Effective Date”), HighPeak Energy, Inc. (the “Company”), as borrower, Wells Fargo Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto entered into that certain Sixth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which, upon effectiveness, amended that certain Credit Agreement, dated as of December 17, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified by (i) that certain First Amendment to Credit Agreement, dated as of June 23, 2021, (ii) that certain Second Amendment to Credit Agreement, dated as of October 1, 2021, (iii) that certain Third Amendment to Credit Agreement, dated as of February 9, 2022, (iv) that certain Fourth Amendment to Credit Agreement, dated as of June 27, 2022 (v) that certain Fifth Amendment to Credit Agreement, dated as of October 14, 2022 and (vi) the Credit Agreement Amendment, (the “Credit Agreement”)), among the Company, Wells Fargo Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto to, among other things, (A) change the period to one hundred and twenty (120) days following the Maturity Date for which there can be no scheduled principal payments, mandatory redemption or maturity date for the 2024 Senior Notes (as defined in the Credit Agreement) and the Specified Senior Notes (as defined in the Credit Agreement), (B) to clarify that the Specified Senior Notes are subject to the restriction on the voluntary redemption by the Company of certain specified additional debt, including the 2024 Senior Notes, (C) to add a permitted lien basket in connection with the escrow account to be opened in connection with the Specified Senior Notes and (D) provide for an exception for the restriction on mandatory redemptions of the Specified Senior Notes in connection with the special mandatory redemption provided for with respect to the Specified Senior Notes.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on November 4, 2022 announcing the pricing of $225 million private placement of senior notes due 2024. A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1
Sixth Amendment to Credit Agreement, dated as of October 31, 2022, among HighPeak Energy, Inc., as Borrower, Wells Fargo Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto

99.1	Press Release dated November 4, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2022

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name:	Steven W. Tholen
Title:	Chief Financial Officer